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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation of our report dated January 17, 2000 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (No. 333-94629). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP

San Francisco, California
March 29, 2000